EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-213898) pertaining to the 2016 Valvoline Incentive Plan and 2016 Deferred Compensation Plan for Non-Employee Directors, of our report dated December 19, 2016 with respect to the consolidated financial statements of Valvoline Inc. included in this Annual Report (Form 10-K) of Valvoline Inc. for the year ended September 30, 2016.

/s/ Ernst & Young LLP

Cincinnati, Ohio
December 19, 2016